EXHIBIT 77Q1(b)

COPY OF TEXT DESCRIBED IN SUB-ITEM 77D



Resolution 1

WHEREAS, the investment practice of the Capital Opportunities Portfolio currently does not allow the Portfolio to invest in reverse repurchase agreements; reset options; yield curve options; and swaps and related derivative instruments; and

WHEREAS, MFS Investment Management ("MFS"), manager of the Capital Opportunities Portfolio desires that the Portfolio's investment practice be amended effective May 1, 2003, to permit the Portfolio to invest in (although it is not currently anticipated that they will invest in): reverse repurchase agreements; reset options; yield curve options; and swaps and related derivative instruments; therefore it is

RESOLVED, that effective May 1, 2003, the investment practice of the Capital Opportunities Portfolio be, and hereby is, amended to allow the Portfolio to invest in reverse repurchase agreements; reset options; yield curve options; and swaps and related derivative instruments.



Resolution 2

WHEREAS, the investment practice of the Global Growth Portfolio currently does not allow the Portfolio to invest in Brady bonds;
reverse repurchase agreements; reset options; yield curve options; and swaps and related derivative instruments; and

WHEREAS, MFS, manager of the Global Growth Portfolio desires that the Portfolio's investment practice be amended effective May 1, 2003, to permit the Portfolio to investment in (although it is not currently anticipated that they will invest in): Brady bonds;
reverse repurchase agreements; reset options; yield curve options; and swaps and related derivative instruments; therefore it is

RESOLVED, that effective May 1, 2003, the investment practice of the Global Growth Portfolio be, and hereby is, amended to allow the Portfolio to invest in Brady bonds; reverse repurchase agreements; reset options; yield curve options; and swaps and related derivative instruments.



Resolution 3

WHEREAS, the Comstock Portfolio currently invests without limit in securities of foreign issuers; and

WHEREAS, Van Kampen, manager of the Comstock Portfolio, desires that the Portfolio's investment practice be amended effective may 1, 2003, to limit the Portfolio's investment in foreign securities (including emerging markets) to up to 25% of its assets; therefore it is

RESOLVED, that effective May 1, 2003, the investment practice of the Comstock Portfolio be, and hereby is, amended to limit the Portfolio's investments in foreign securities (including emerging markets) to 25% of its assets.


Resolution 4

WHEREAS, the investment practice of the Comstock Portfolio currently allows the Portfolio to invest up to 10% of the market value of its total assets in warrants as set forth by the Fund's non-fundamental investment restriction; and

WHEREAS, Van Kampen, manager of the Comstock Portfolio desires that effective May 1, 2003, the Portfolio's investment practice be amended to remove the limitation on investment in warrants; therefore it is

RESOLVED, that effective May 1, 2003, the investment practice of the Comstock Portfolio be, and hereby is, amended to remove the limitation of 10% of the market value of its total assets in warrants.


Resolution 5

WHEREAS, the investment practice of the Mid-Cap Growth Portfolio currently allows the Portfolio to invest up to 20% of its total assets in foreign securities (including ADRs, EDRs, and GDRs); and

WHEREAS, Van Kampen, manager of the Mid-Cap Growth Portfolio, desires that the Portfolio's investment practice be amended effective
May 1, 2003, to allow the Portfolio to invest up to 25% of its total assets in foreign securities (including ADRs, EDRs, and GDRs); therefore it is

RESOLVED, that effective May 1, 2003, the investment practice of the Mid-Cap Growth Portfolio be, and hereby is, amended to allow the Portfolio to invest up to 25% of its total assets in foreign securities (including emerging markets).


Resolution 6

WHEREAS, the investment practice of the Mid-Cap Growth Portfolio currently allows the Portfolio to invest up to 10% of the market value of its total assets in warrants as set forth by the Fund's non-fundamental investment restriction; and

WHEREAS, Van Kampen, manager of the Mid-Cap Growth Portfolio desires that effective May 1, 2003, the Portfolio's investment practice be amended to remove the limitation on investment in warrants; therefore it is

RESOLVED, that the investment practice of the Mid-Cap Growth Portfolio be, and hereby is, amended effective May 1, 2003, to remove the limitation of 10% of the market value of its total assets in warrants.